Volatility Shares Trust 485APOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Ether Strategy ETF, a series of Volatility Shares Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 29, 2023